Exhibit 99.1

NDCHEALTH REPORTS SECOND QUARTER RESULTS

ATLANTA, January 7, 2004 – NDCHealth Corporation (NYSE: NDC) today announced financial results for its second quarter ended November 28, 2003. Revenue increased to $115.2 million from $105.3 million in the second quarter of fiscal 2003.

Net income in the second quarter of fiscal 2004 was $8.7 million, or $0.25 per diluted per share, compared with net income of $12.7 million, or $0.36 per diluted share, in the same quarter of fiscal 2003. As previously disclosed, the fiscal 2004 second quarter results included a restructuring charge of $2.5 million, or $0.04 per diluted share primarily related to organizational consolidation. The First Call consensus analyst expectation was $0.27, but does not include the $0.04 restructuring charge.

For the six-month period ended November 28, 2003, net cash provided by operating activities grew to $54.6 million, from the $40.6 million reported in the same period of fiscal 2003.

As expected, net income and earnings per share results in the second quarter of fiscal 2004 were reduced by increased interest expense related to the company’s debt refinancing completed in November 2002 and a step up in corporate and other costs previously disclosed in its fiscal 2003 year-end report. On December 19, 2003, NDCHealth completed the renegotiation of its $225 million Credit Facility, which increases the company’s financial flexibility and will lower its future net interest expense by approximately $525,000 per quarter. This reduction is before any loan prepayments the company may make in future periods.

“We delivered another solid quarter of progress in executing against our eight quarter plan, highlighted by consistent growth in revenue and net cash from operating activities,” commented Walter Hoff, chairman and chief executive officer, NDCHealth. “Our strategy of selling solutions to increase our revenue per claim by improving customer cash flow and profitability is working. Our sales to hospitals have increased dramatically, and we are continuing to pursue a number of pharmacy solution sales, which lead us to believe we will achieve our goals and objectives in the second half of fiscal 2004.

“We also experienced strong growth in our German Information Management business during the quarter, and were successful in selling additional base compensation and targeting and our new Insight and Impact solutions domestically. In addition, our Physician product sales showed good sequential growth, physician claims transactions increased and electronic prescription volume continues to rise,” Mr. Hoff continued. “We remain focused on delivering new products and services that create value for our customers and generate additional revenue streams in both of our business segments, as well as controlling our corporate costs and leveraging the scale of our largely fixed cost infrastructure to drive a sustainable trend in margin improvement.”

Based on the company’s first half results and its current outlook, management’s financial guidance is unchanged for fiscal 2004. Full-year revenue is estimated to be approximately $475 to $490 million, and NDCHealth will continue to be a strong generator of cash, with net cash provided by operating activities expected to be in the range of $105 to $115 million for the current fiscal year. In addition, management estimates that diluted earnings per share will be in the range of $1.08 to $1.25, including the first half restructuring charges of $0.07 per diluted share but excluding the impact of lower interest expense and any additional restructuring charges that may occur in the second half of fiscal 2004.

For additional information on NDCHealth’s strategies and financial and business outlook, please refer to the Current Report on Form 8-K, Quarterly Report on Form 10-Q and the company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission (SEC), which can be accessed from the Investor Relations page, SEC Filings section of the company’s website, www.ndchealth.com.

Conference Call and Web Cast

Management will host a conference call to discuss these results on Thursday, January 8, 2004 beginning at 8:30 a.m. ET. The conference call can be accessed by dialing 877-421-3895 (706-679-0822 for international and local callers), or by web cast at www.ndchealth.com. A replay of the conference call will be available through 11:59 p.m. ET on Friday, January 16, 2004, and can be accessed either via archived web cast at our corporate web site, or by dialing 800-642-1687 (706-645-9291 for international and local callers) and enter conference ID 4151880.

About NDCHealth

NDCHealth is a leading provider of health information solutions that add value to pharmacy, hospital, physician, pharmaceutical and payer businesses.

Safe Harbor

This press release contains forward-looking statements. The statements related to the Company’s expected business outlook and the Company’s guidance for fiscal year 2004 are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in the forward-looking statements. Among other things, the Company’s business outlook and the projected results for the remainder of fiscal year 2004 are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control. Some of management’s assumptions that underlie the Company’s forward-looking statements include, among others, assumptions regarding demand for the Company’s products, the cost and timing of product upgrades and new product introductions, gains in market share, industry conditions affecting the Company’s customers, expected pricing levels, expected growth of revenue and net income, the timing and cost of planned capital expenditures, expected outcomes of pending litigation and expected synergies relating to acquisitions, joint ventures and alliances. Additional factors that could cause results to materially differ from current expectations include, but are not limited to, changes in demand for the Company’s services, changes in the U.S. healthcare industry, consolidation within the healthcare industry as well as other factors discussed in NDCHealth’s Annual Report on Form 10-K/A for the fiscal year ended May 30, 2003, filed with the SEC. Forward-looking statements speak only as of the date they are made, and the Company disclaims any obligation to update or amend these statements in light of new information, future events or otherwise. Forward-looking statements are only predictions and are not guarantees of performance.

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Contact:

Robert Borchert

VP, Investor Relations

404-728-2906

robert.borchert@ndchealth.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

NDCHealth Corporation and Subsidiaries

	Three Months Ended
(In thousands, except per share data)	November 28, 2003	November 29, 2002
Revenues:
Information management	$42,163	$37,592
Network services and systems	73,071	67,694

	115,234	105,286

Operating expenses:
Cost of service	57,182	51,950
Sales, general and administrative	24,822	22,061
Depreciation and amortization	9,444	7,501
Restructuring, impairment and other charges	2,500	—

	93,948	81,512

Operating income	21,286	23,774

Other income (expense):
Interest and other income	189	467
Interest and other expense	(7,603)	(3,676)
Minority interest in losses	471	653
Early extinguishment of debt charges	—	(921)

	(6,943)	(3,477)

Income before income taxes and equity in losses of affiliated companies:
Information management	5,297	6,848
Network services and systems	10,468	14,370
Other	(1,422)	(921)

	14,343	20,297

Provision for income taxes	5,369	7,307

Income before equity in losses of affiliated companies	8,974	12,990
Equity in losses of affiliated companies, net of income taxes	(240)	(313)

Net income	$8,734	$12,677

Basic earnings per share:	$0.25	$0.37

Shares	34,824	34,559
Diluted earnings per share:	$0.25	$0.36

Shares	35,619	38,856

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

NDCHealth Corporation and Subsidiaries

	Six Months Ended
(In thousands, except per share data)	November 28, 2003	November 29, 2002
Revenues:
Information management	$81,651	$73,674
Network services and systems	142,474	131,694

	224,125	205,368

Operating expenses:
Cost of service	112,334	103,751
Sales, general and administrative	48,008	42,214
Depreciation and amortization	18,758	15,110
Restructuring, impairment and other charges	3,999	—

	183,099	161,075

Operating income	41,026	44,293

Other income (expense):
Interest and other income	324	745
Interest and other expense	(15,316)	(6,916)
Minority interest in losses	623	1,031
Early extinguishment of debt charges	—	(921)

	(14,369)	(6,061)

Income before income taxes and equity in losses of affiliated companies:
Information management	8,735	11,605
Network services and systems	20,843	27,548
Other	(2,921)	(921)

	26,657	38,232

Provision for income taxes	9,986	13,765

Income before equity in losses of affiliated companies	16,671	24,467
Equity in losses of affiliated companies, net of income taxes	(583)	(625)

Net income	$16,088	$23,842

Basic earnings per share:	$0.46	$0.69

Shares	34,785	34,529
Diluted earnings per share:	$0.45	$0.68

Shares	35,367	39,039

CONDENSED CONSOLIDATED BALANCE SHEETS

NDCHealth Corporation and Subsidiaries

(In thousands, except share data)	November 28, 2003	May 30, 2003

ASSETS
Current assets:
Cash and cash equivalents	$38,584	$16,103
Accounts receivable	80,761	78,988
Allowance for doubtful accounts	(7,730)	(6,785)

Accounts receivable, net	73,031	72,203

Income tax receivable	639	1,199
Deferred income taxes	15,377	21,663
Prepaid expenses and other current assets	33,888	34,304

Total current assets	161,519	145,472

Property and equipment, net	124,493	116,678
Intangible assets, net	475,941	479,234
Deferred income taxes	2,312	5,018
Debt issuance cost	12,269	12,756
Investments	17,345	15,662
Other	13,757	12,432

Total Assets	$807,636	$787,252

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$6,590	$6,558
Current portion of obligations under capital leases	921	1,028
Accounts payable and accrued liabilities	63,473	61,211
Accrued interest	13,259	13,281
Deferred revenue	37,042	38,137

Total current liabilities	121,285	120,215

Long-term debt	319,598	321,262
Obligations under capital leases	266	558
Deferred revenue	12,049	9,461
Other long-term liabilities	31,513	30,225

Total liabilities	484,711	481,721

Commitments and contingencies	—	—
Minority interest in equity of subsidiaries	8,396	9,019
Stockholders’ equity:
Preferred stock, par value $1.00 per share; 1,000,000 shares authorized, none issued
Common stock, par value $.125 per share; 200,000,000 shares authorized; 35,314,078 and 34,888,753 shares issued, respectively.	4,414	4,361
Capital in excess of par value	223,705	216,156
Retained earnings	92,496	79,228
Deferred compensation and other	(7,731)	(4,301)
Other comprehensive income	1,645	1,068

Total stockholders’ equity	314,529	296,512

Total Liabilities and Stockholders’ Equity	$807,636	$787,252

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

NDCHealth Corporation and Subsidiaries

	Six Months Ended
(In thousands)	November 28, 2003	November 29, 2002
Cash flows from operating activities:
Net income	$16,088	$23,842
Adjustments to reconcile net income to cash provided by operating activities:
Equity in losses of affiliated companies	583	625
Non-cash portion of restructuring, impairment and other charges	1,049	—
Non-cash early extinguishment of debt charges	—	805
Depreciation and amortization	18,758	15,110
Deferred income taxes	9,300	5,342
Provision for bad debts	1,791	1,544
Other, net	1,597	2,300
Changes in assets and liabilities which provided (used) cash, net of the effects of acquisitions:
Accounts receivable, net	(3,540)	(4,029)
Prepaid expenses and other assets	(245)	370
Accounts payable and accrued liabilities	7,212	(4,275)
Accrued interest on long term debt	(22)	862
Deferred revenue	1,449	(3,922)
Income taxes	560	2,059

Net cash provided by operating activities	54,580	40,633

Cash flows from investing activities:
Capital expenditures	(23,721)	(20,804)
Proceeds from the sale of equipment	2,148	—
Investing activities and other non-current assets	(7,067)	(10,244)

Net cash used in investing activities	(28,640)	(31,048)

Cash flows from financing activities:
Net repayments under lines of credit	—	(91,000)
Net principal payments under capital lease arrangements and other long-term debt	(2,030)	(1,625)
Net cash from refinancing activities	(395)	165,945
Net proceeds from stock activities	2,645	1,227
Dividends paid	(2,820)	(2,778)

Net cash (used in) provided by financing activities	(2,600)	71,769

Cash flows from discontinued operations:
Cash provided by tax benefits of discontinued operations	—	6,106
Cash used in discontinued operations	(859)	(3,519)

Net cash (used in) provided by discontinued operations	(859)	2,587

Increase in cash and cash equivalents	22,481	83,941
Cash and cash equivalents, beginning of period	16,103	13,447

Cash and cash equivalents, end of period	$38,584	$97,388